UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  October 16, 2001

Intacta Technologies Inc.
 (Exact name of registrant as specified in its charter)

Nevada	0-30467	58-2488071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 East Paces Ferry Road Suite 1445 Atlanta, GA 30326-1372

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (404) 880-9919

Item 5.         Other Events

On October 16, 2001, INTACTA Technologies Inc. announced the that the Company and Transcend Services, Inc. will evaluate new service to the medical transcription market. Pending the successful evaluation, Transcend's VoicePrint™ service will utilize INTACTA's INTACTA.CODE™ technology to capture, compress, encrypt, and then print a physician's actual voice dictation directly on paper transcription records and reports.

On October 23, 2001, INTACTA Technologies Inc. announced the availability of its new INTACTA.CODE SDK - Developer's Edition v5.1 on ComponentSource™, the world's largest marketplace and community for reusable components and first to market as a Software Reuse Infrastructure Provider.

 Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

 1.       Press Release of the Company dated October 16, 2001

2.       Press Release of the Company dated October 22, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intacta Technologies Inc.

Date: October 24, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued October 16, 2001
99.2	Press release issued October 22, 2001